SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------



                                    FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     Date of Report (Date of earliest event reported):
                                  July 10, 2001

                            AMERADA HESS CORPORATION
--------------------------------------------------------------------------------
               (Exact name of Registrant as Specified in Charter)

        DELAWARE                    No. 1-1204                  No. 13-4921002
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
    of incorporation)                                        Identification No.)

            1185 Avenue Of the Americas                            10036
               New York, New York
--------------------------------------------------------------------------------
       (Address of Principal Executive Offices)                 (Zip Code)

       Registrant's telephone number, including area code: (212) 997-8500
                                                           --------------



                                       N/A
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.        Other Events

On July 10, 2001, Amerada Hess Corporation (the "Company") and Triton Energy Limited ("Triton"), a company limited by shares organized under the laws of the Cayman Islands, issued a joint press release (the "Press Release") announcing that they have entered into a definitive agreement under which the Company will commence a cash tender offer for all outstanding ordinary shares of Triton at $45 per share (including to be converted preference shares). The Company has received an irrevocable commitment from Hicks, Muse, Tate & Furst Incorporated to sell its approximately 38% ownership stake in Triton to the Company. Filed and incorporated herein by reference is the text of the Press Release dated July 10, 2001 (the "Press Release"), which Press Release is attached hereto as
Exhibit 99.1.

Item 9.  Regulation FD Disclosure

Pursuant to Regulation FD, the Company hereby furnishes, but does not file, the information and text of the slide show presentation of the Company attached hereto as Exhibit 99.2.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

The following exhibits are filed or furnished as part of this Report to the extent described in Items 5 and 9.

99.1  Press Release dated July 10, 2001.


99.2  Slide Show Presentation of the Company dated July 10, 2001.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2001

                                           AMERADA HESS CORPORATION



                                           By:   /s/ J. BARCLAY COLLINS II
                                                --------------------------------
                                           Name:  J. Barclay Collins II
                                           Title: Executive Vice President and
                                                  General Counsel

                                  EXHIBIT INDEX


Exhibit No.                  Description

99.1                         Press Release dated July 10, 2001

99.2                         Slide Show Presentation of the Company dated
                             July 10, 2001